SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported):February 1, 2006
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other	(Commission File	(IRS Employer Identification No.)
jurisdiction of	Number)
incorporation or
organization)

12790 El Camino Real	92130
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement
On February 1, 2006 Robert Little, former Senior Vice President Commercial Operations resigned his position with Neurocrine Biosciences, Inc. (the “Company”) to pursue other interests. Mr. Little had an employment agreement dated June 16, 2003 with the Registrant that provided an annual base salary and eligibility for an annual bonus and equity awards as determined by the Board of Directors. The employment agreement terminated upon Mr. Little’s resignation. However, in connection with his resignation, Mr. Little and the Company entered into a Consulting Agreement dated February 1, 2006 pursuant to which Mr. Little has agreed to provide consulting services supporting the Company’s commercial operations through the end of 2006.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2006	NEUROCRINE BIOSCIENCES, INC.

/s/ PAUL W. HAWRAN

Paul W. Hawran
Executive Vice President and Chief Financial Officer